As filed with the Securities and Exchange Commission on March 7, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3248524
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

611 Gateway Boulevard, Suite 900

South San Francisco, California 94080

(Address of principal executive offices, including zip code)

Rigel Pharmaceuticals, Inc. Inducement Plan, as Amended

(Full title of the plan)

Raul R. Rodriguez

President and Chief Executive Officer

Rigel Pharmaceuticals, Inc.

611 Gateway Boulevard, Suite 900

South San Francisco, California 94080

(650) 624-1100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Carlton Fleming

Sidley Austin LLP

555 California Street, Suite 2000

San Francisco, California 94104

(415) 772-1207

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 375,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of Rigel Pharmaceuticals, Inc., a Delaware corporation (the “Company” or the “Registrant”) to be issued pursuant to the Rigel Pharmaceuticals, Inc. Inducement Plan, as amended (the “Inducement Plan”). The shares of the Registrant’s Common Stock previously reserved for issuance under the Inducement Plan were registered, as applicable, on the Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 3, 2022 (File No. 333-266501), March 1, 2022 (File No. 333-263187), August 8, 2018 (File No. 333-226700), November 7, 2017 (File No. 333-221400), March 7, 2017 (File No. 333-216516), and November 1, 2016 (File No. 333-214370), respectively (the “Prior Form S-8s”).

This Registration Statement on Form S-8 relates to securities of the same class as that to which the Prior Form S-8s relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Form S-8s, to the extent relating to the registration of Common Stock issuable under the Inducement Plan, are incorporated herein by reference and made part of this Registration Statement on Form S-8, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the Commission and are incorporated herein by reference:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 7, 2023;

•	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 3, 2023 and January 9, 2023; and

•	The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission on October 3, 2000, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.         Exhibits.

Exhibit Number
4.1(1)	Amended and Restated Certificate of Incorporation of the Company.
4.2(2)	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company.
4.3(3)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company.
4.4(4)	Amended and Restated Bylaws of the Company.
4.5(5)	Specimen Common Stock Certificate of the Company.
5.1*	Opinion of Sidley Austin LLP.
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Sidley Austin LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1*	Power of Attorney is contained on the signature pages to this Registration Statement.
99.2(6)	Rigel Pharmaceuticals, Inc. Inducement Plan, as amended.
107*	Calculation of Filing Fee Table.

(1)	Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Commission on June 24, 2003.

(2)	Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Commission on May 29, 2012.

(3)	Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Commission on May 18, 2018.

(4)	Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Commission on November 3, 2022.

(5)	Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Commission on June 24, 2003.

(6)	Document incorporated by reference to the Company’s Form 10-K (No. 000-29889), filed with the Commission on March 7, 2023.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on March 7, 2023.

RIGEL PHARMACEUTICALS, INC.

By:	/s/ Raul R. Rodriguez
Raul R. Rodriguez
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raul R. Rodriguez and Dean Schorno, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raul R. Rodriguez	President, Chief Executive Officer and	March 7, 2023
Raul R. Rodriguez	Director (Principal Executive Officer)

/s/ Dean Schorno	Chief Financial Officer (Principal Financial and Accounting Officer)	March 7, 2023
Dean Schorno

/s/ Gregg A. Lapointe	Chairman of the Board of Directors	March 7, 2023
Gregg A. Lapointe

/s/ Kamil Ali-Jackson	Director	March 7, 2023
Kamil Ali-Jackson

/s/ Alison L. Hannah	Director	March 7, 2023
Alison L. Hannah

/s/ Brian L. Kotzin	Director	March 7, 2023
Brian L. Kotzin

/s/ Gary A. Lyons	Director	March 7, 2023
Gary A. Lyons

/s/ Walter H. Moos	Director	March 7, 2023
Walter H. Moos

/s/ Jane Wasman	Director	March 7, 2023
Jane Wasman